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                FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "AMENDMENT"), dated as of March 15, 1999, by and among The First American Financial Corporation, a California corporation ("FAFCO"), Pea Soup Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of FAFCO ("FAFCOSUB"), and National Information Group, a California corporation (the "COMPANY"; FAFCO, FAFCOSUB and the Company, collectively, the "PARTIES"), amends the Agreement and Plan of Merger, dated as of November 17, 1998, by and among FAFCO, FAFCOSUB and the Company (the "AGREEMENT").

                                 R E C I T A L S

     WHEREAS, the Board of Directors of each of the Parties have each determined that it is in the best interest of their respective companies and the shareholders of their respective companies that the Agreement be amended as set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the Parties agree as follows.

                                    T E R M S

     1. DEFINED TERMS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given thereto in the Agreement.

     2. AMENDMENT TO THE AGREEMENT.  The Agreement is hereby amended as follows.

        2.1. Section 6.2(i) of the Agreement is amended by deleting the text thereof in its entirety and inserting the text "[Intentionally omitted.]" in place thereof.

        2.2. Section 9.1 of the Agreement is amended by deleting the text "180th" in each place it appears and inserting the text "240th" in each such place.

     3. REPRESENTATIONS AND WARRANTIES.

        3.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to FAFCO and FAFCOSUB that, as of the date hereof and after giving effect to the provisions hereof, (a) each of the representations and warranties contained in Sections 3.1 and 3.2 of the Agreement is true and correct in all material respects as if made on and as of the date hereof, (b) it is in compliance with all of the terms and provisions set forth in the Agreement, (c) the Agreement is in full force and effect and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms and (d) it has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Amendment.

        3.2. REPRESENTATIONS AND WARRANTIES OF FAFCO AND FAFCOSUB. Each of FAFCO and FAFCOSUB represents and warrants to the Company that, as of the date hereof and after giving effect to the provisions hereof, (a) each of the representations and warranties

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contained in Sections 4.1 of the Agreement is true and correct in all material respects as if made on and as of the date hereof, (b) it is in compliance with all of the terms and provisions set forth in the Agreement,
(c) the Agreement is in full force and effect and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms and (d) it has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Amendment.

     4. MISCELLANEOUS.

        4.1. Except as expressly modified by this Amendment, the Agreement shall continue to be and remain in full force and effect in accordance with its terms. Any future reference to the Agreement and any document or instrument delivered in connection therewith shall, from and after the Effective Date, be deemed to be a reference to the Agreement as modified by this Amendment.

        4.2. Any consent, amendment or modification specified herein shall be limited and interpreted precisely as written and shall not (a) be a consent to or waiver or modification of any other term or condition of the Agreement or any other instrument or agreement referred to therein, (b) prejudice any right or rights which any Party may now have or may have in the future under or in connection with the Agreement or any other instrument or agreement referred to therein or (c) be extended beyond the terms specifically set forth herein.

        4.3. This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

        4.4. The headings of the several sections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

        4.5. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA.

                                     * * *

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     IN WITNESS WHEREOF, each Party has caused its corporate name to be hereunto subscribed by its officer thereunto duly authorized, all as of the day and year first above written.

                                     THE FIRST AMERICAN FINANCIAL CORPORATION


                                     By:  /s/  Parker S. Kennedy
                                        -------------------------------------
                                        Name:  Parker S. Kennedy
                                        Title: President


                                     PEA SOUP ACQUISITION CORP.


                                     By:  /s/  Parker S. Kennedy
                                        -------------------------------------
                                        Name:  Parker S. Kennedy
                                        Title: President


                                     NATIONAL INFORMATION GROUP


                                     By:  /s/  Mark A. Speizer
                                        -------------------------------------
                                        Name:  Mark A. Speizer
                                        Title: Chairman and CEO


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